PLS CPA, A PROFESSIONAL CORP.

t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

December 21, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Verify Smart, Corp.

Dear Madame or Sir

On December 21, 2012 our appointment as auditor for Verify Smart Corp., ceased. We have read Verify Smart Corp.’s statement included under Item 4.01 of its Form 8-K dated December 21, 2012 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board